Exhibit 99.2

Donald Trump Jr. and Eric Trump Join Dominari Holdings Inc.’s Advisory Board

Company Sharpens Focus on Data Center and AI Investment Opportunities

NEW YORK CITY / ACCESSWIRE / February 11, 2025 / Dominari Holdings Inc. (Nasdaq: DOMH) (the “Company”) today announces that Donald Trump Jr., a globally recognized business leader and best-selling author, and Eric Trump, a widely acclaimed business development and operational executive, have joined the Company’s Board of Advisors. Donald Trump Jr. and Eric Trump also participated in the recently announced private placement in the Company.

Mr. Kyle Wool, CEO of Dominari Securities LLC, commented, “We are thrilled to welcome Don Jr. and Eric as advisors to our team. They have each achieved significant success across a wide range of industries and bring invaluable leadership and strategic insight that we believe will be highly beneficial for our firm. Their guidance is expected to be instrumental as we continue to seek attractive investment opportunities, particularly in the rapidly evolving AI and Data Center sector.”

Mr. Donald Trump, Jr., commented, “Kyle and the team at Dominari are exceptional at identifying early-stage investment opportunities that can capitalize on emerging trends. AI is advancing at an unprecedented pace and has the potential to revolutionize industries and transform the way companies do business. Harnessing this transformative technology is essential to the ‘America First’ agenda. It will require significant capital investment and strategic planning, and I look forward to contributing to those discussions at Dominari.”

Mr. Eric Trump emphasized, “Dominari’s focus on technology aligns with the vision of advancing AI to drive growth and global competitiveness. Accelerating investments in Data Center infrastructure is key to strengthening America’s global standing, and I am excited to invest and advise in initiatives that support this AI-driven future.”

Mr. Anthony C. Hayes, CEO of Dominari Holdings Inc., commented, “Artificial Intelligence is dramatically reshaping the business landscape. We recognize its transformative potential and believe there is a tremendous opportunity to enhance value for our shareholders through direct investment. By acquiring and operating AI assets with industry professionals, we are seeking to position ourselves at the forefront of a highly compelling investment opportunity. The addition of Don Jr. and Eric as advisors aligns directly with Dominari’s strategic focus on identifying and capitalizing on investment opportunities in emerging sectors. We expect their expertise will be invaluable as we navigate the expanding landscape of AI-driven technologies.”

For additional information about Dominari Holdings Inc., please visit: https://www.dominariholdings.com/

About Dominari Holdings Inc.

The Company is a holding company that, through its various subsidiaries, is currently engaged in wealth management, investment banking, sales and trading and asset management.  In addition to capital investment, Dominari provides management support to the executive teams of its subsidiaries, helping them to operate efficiently and reduce cost under a streamlined infrastructure. In addition to organic growth, the Company seeks opportunities outside of its current business to enhance stockholder value, including in the AI and Data Center sector.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These statements include, among others, those related to the Company’s potential entry into the AI and data center sector, future results of operations and financial position, business strategy, prospective costs, timing and likelihood of success and plans and objectives of management for future operations, including both organic growth and M&A activity. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, which include but are not limited to the Risk Factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 relating to its business. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Dominari Holdings Inc.

https://www.dominariholdings.com/

info@dominarisecurities.com

(212) 393-4500